UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Washington Group International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[Washington Group International Logo]

720 Park Boulevard
P. O. Box 73
Boise, Idaho 83729

April 17, 2003

Dear Stockholder:

        You were recently sent a copy of the Proxy Statement dated April 9, 2003 of Washington Group International, Inc. for our Annual Meeting of Stockholders to be held on May 9, 2003.

        Unfortunately, due to an administrative oversight, subparagraph (a) at the bottom of page 7 of the Proxy Statement listed incorrect accounting periods related to the stated audit fees. The audit fees of $2,466,300 billed by Deloitte & Touche were in connection with the audit of only the 2002 annual financial statements and the review of only 2002 quarterly financial statements, rather than in connection with the audit of the "2000, 2001 and 2002 annual financial statements and the review of 2001 and 2002 quarterly financial statements."

        If you have already returned your proxy card and now wish to change your vote, please contact Craig G. Taylor at (208) 386-5223 to obtain another proxy card. Proxy cards also will be available at the Annual Meeting.

Sincerely,
Craig G. Taylor Secretary